UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2012

Performance Technologies,
Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-27460	16-1158413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 Canal View Boulevard Rochester, New York		14623
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 256-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 – Costs Associated with Exit or Disposal Activities

On October 31, 2012, the Registrant, Performance Technologies, Inc. (“the “Company”) announced its decision, due to the challenging economic environment, to restructure its operations, reduce its workforce, rationalize its product lines, and refocus its resources on initiatives that are more closely aligned with the Company’s near-term objectives and market potential.

Specifically, the Company is reducing its personnel by fourteen employees or 10% of its workforce and is recording a non-cash impairment charge against certain of PT’s software development costs and purchased intangible assets. As a result of this action, the Company expects to incur fourth quarter 2012 pre-tax restructuring charges of approximately $.5 million, representing employee-related costs which will result in cash expenditures, and approximately $.8 million, which will be recorded as a non-cash impairment charge.

The Company currently estimates that the full annualized cost savings resulting from this restructuring program will be in the range of $1.3 million to $1.5 million in 2013.

Item 2.06 Material Impairments

Please see the disclosure set forth above under Item 2.05, which is incorporated by reference into this Item 2.06.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PERFORMANCE TECHNOLOGIES, INCORPORATED

October 31, 2012	By	/s/ John M. Slusser
John M. Slusser President and Chief Executive Officer

October 31, 2012	By	/s/ Dorrance W. Lamb
Dorrance W. Lamb Senior Vice President and Chief Financial Officer

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